EXHIBIT 99.1

Support.com Announces Preliminary Fourth Quarter 2013 Results and Provides Initial First Quarter 2014 Outlook

Redwood City, CA - January 7, 2014 - Support.com, Inc. (NASDAQ:SPRT), a leading provider of cloud-based technology services and software, today announced preliminary unaudited financial results for the fourth quarter ended December 31, 2013 and an initial outlook for the first quarter ending March 31, 2014.

For the fourth quarter of 2013, Support.com currently expects to report:
  Non-GAAP revenue in the range of $24.5 million to $25.0 million, compared to the Company’s guidance of $24 million to $26 million;
  Non-GAAP income from continuing operations in the range of $0.08 per share to $0.09 per share, compared to the Company’s guidance of $0.06 per share to $0.08 per share; and
  Cash, cash equivalents and investments of approximately $72 million, up from $68.5 million at the end of the third quarter of 2013.
In its third quarter 2013 financial results call, the Company indicated that it would experience a sequential decline in revenue and profitability in the first quarter of 2014.  Following the resolution of questions regarding certain customer programs at the end of 2013, the Company has increased visibility into its outlook for the first quarter of 2014. For such quarter, the Company currently expects:
  Revenue in the range of $16 million to $18 million; and
  Non-GAAP (loss) income from continuing operations in the range of $(0.04) per share to $0.00 per share.
Non-GAAP revenue excludes warrant-related charges. Non-GAAP income (loss) from continuing operations excludes warrant related charges and stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items and tax expense associated with acquired goodwill.

“We can now estimate the effects of program changes at Comcast on our business and want to update shareholders without delay” said Josh Pickus, President and Chief Executive Officer.    “Notwithstanding these changes, we have a set of new opportunities with Comcast and other industry leaders in communications, retail and other industries, outstanding relationships with existing customers, the market leading SaaS platform for technology support, a strong balance sheet, and an outstanding team.  Based on these strengths, we plan to build a broad and dynamic business over the long term.”

Conference Call

Support.com will hold a conference call today at 5:00 p.m. ET (2:00 p.m. PT).  The live call may be accessed by dialing (877)-312-8789 (domestic) or (253)-237-1314 (international) and referencing passcode 30699675. A live audio webcast and replay of the call will be available at the Investor Relations section of Support.com's website at http://www.support.com/investors/events.

The Company plans to release full results for the fourth quarter of 2013 on February 12, 2014 after market close.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of cloud-based services and software that enable technology support for a connected world. Our premium technology support programs help leading brands create new revenue streams and deepen customer relationships. Our cloud-based Nexus® Service Platform enables companies to resolve connected technology issues quickly, boost their support productivity, and dramatically improve their customer experience. Support.com is the choice of leading communications providers including 3 of the top 5 cable companies in North America, top retailers, and other leading brands in software and connected technology.  For more information, please visit us at: www.support.com.

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Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about/careers.

Safe Harbor Statement

This release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving projections of revenue, margin, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms.  Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially including, among others, our ability to retain and grow major programs, our ability to expand our customer base,  our ability to market and sell our Nexus service delivery platform on a SaaS basis, our ability to maintain and grow revenue, our ability to manage our workforce; our ability to retain personnel; and our ability to control expenses and achieve desired margins.  These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements.

Disclosure Regarding Non-GAAP Financial Measures

Support.com excludes warrant-related charges and stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items and tax expense associated with acquired goodwill from its GAAP results in order to determine the non-GAAP financial measures of income (loss) from continuing operations and income (loss) from continuing operations per share. We believe that the non-GAAP measure, when viewed in addition to and not in lieu of our reported GAAP results, assists investors in understanding our results of operations.

A. Warrant-related charges. When evaluating its operating performance management excludes warrant-related charges against revenue in the period in which performance milestones are met and warrants are earned and issued because the Company does not incur such non-cash charges on a predictable basis and exclusion of such charges enables more consistent evaluation of the Company’s operating performance. The Company estimates such charges at approximately $395,000 for Q4 2013 and zero for Q1 2014.

B. Stock-based compensation expense. Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company's business.  The Company is presently unable to estimate the impact of such expense on Q4 2013 or Q1 2014 results without unreasonable efforts.

C. Amortization of intangible assets and other. The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance.  The Company estimates such charges at approximately $315,000 for each of Q4 2013 and Q1 2014.

D. Restructuring and impairment charges. The Company does not undertake significant restructurings on a predictable basis and therefore excludes associated charges in order to enable better and more consistent evaluation of the Company's operating expenses before and after such actions are taken.  The Company estimates such charges at approximately $430,000 for Q4 2013 and is presently unable to estimate such charges, if any, for Q1 2014 without unreasonable efforts.

E.  Acquisition expense.  The Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition expenses such as legal fees and advisory fees when evaluating ongoing operating performance.  The Company does not anticipate any acquisition expense in Q4 2013 and is presently unable to estimate such expense, if any, for Q1 2014 without unreasonable efforts.

F. Other non-recurring items. Management excludes non-recurring items, which generally do not require cash settlement, when evaluating its operating performance because the Company does not incur such expenses or obtain such benefits on a predictable basis and exclusion of such expenses or benefits enables more consistent evaluation of the Company’s operating performance. The Company estimates such expenses at approximately $150,000 for Q4 2013 and zero for Q1 2014.

G. Tax expense associated with acquired goodwill.  The Company does not amortize goodwill in its consolidated financial statements.  However, for goodwill created through Asset Purchase Agreement transactions, the Company is required to amortize goodwill in its tax returns and to reflect such tax return entries as additional tax expense in its consolidated financial statements.  The Company excludes the tax expense associated with acquired goodwill when evaluating its operating performance because the Company does not acquire businesses on a predictable cycle and excluding such expense enables more consistent evaluation of the Company’s operating performance.  The Company anticipates this expense at approximately $60,000 for each of Q4 2013 and Q1 2014.

The Company believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with the Company's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's financial results in conjunction with the corresponding GAAP measures. In addition, the exclusion of the items indicated above from the non-GAAP financial measures presented does not indicate an expectation by management that such items will not be incurred in subsequent periods.

Contact Information

Investor Contact
Carolyn Bass and Jacob Moelter
Market Street Partners
(415) 445-3235
sprt@marketstreetpartners.com

Media Contact
Seth Geisler
Martin Levy Public Relations, Inc.
(858) 610-9860
seth@martinlevypr.com